Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

2nd Quarter Fiscal Year 2023 Results

•
Originations in new Contracts purchased for the three months ended September 30, 2022 increased by 1.1% compared to the same period year-over-year.
•
Portfolio Yield decreased to 27.4% for the three months ended September 30, 2022 from 28.1% for the same period year-over-year.
•
Net charge-off percentage increased to 12.4% for the three months ended September 30, 2022 from 4.9% for the same period year-over-year.

November 4, 2022 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced a net loss for the three months ended September 30, 2022 of $3.2 million compared to net income of $1.6 million for the three months ended September 30, 2021. Diluted net loss per share was $0.44 for the three months ended September 30, 2022 as compared to diluted net income per share of $0.21 for the three months ended September 30, 2021. Interest and fee income on finance receivables decreased 2.6% to $12.2 million for the three months ended September 30, 2022 as compared to $12.6 million for the three months ended September 30, 2021. Provision for credit losses increased 538.4% to $8.9 million for the three months ended September 31, 2022 as compared to $1.4 million for the three months ended September 30, 2021. The Company reported a loss before income taxes for the three months ended September 30, 2022 of $4.1 million compared to income before income taxes of $2.1 million for the three months ended September 30, 2021. The Company recorded an income tax benefit of approximately $1.0 million during the three months ended September 30, 2022 as compared to income tax expense of $0.5 million during the three months ended September 30, 2021.

The Company announced net loss for the six months ended September 30, 2022 of $4.9 million compared to net income of $3.3 million for the six months ended September 30, 2021. Diluted net loss per share was $0.68 for the six months ended September 30, 2022 as compared to net income per share of $0.44 for the six months ended September 30, 2021. Interest and fee income on finance receivables decreased 3.4% to $24.3 million for the six months ended September 30, 2022 as compared to $25.2 million for the six months ended September 30, 2021. Provision for credit losses increased 490.6% to $12.6 million for the six months ended September 31, 2022 as compared to $2.1 million for the six months ended September 30, 2021.The Company reported a loss before income taxes for the six months ended September 30, 2022 of $6.5 million compared to income before taxes of $4.5 million for the six months ended September 30, 2021. The Company recorded an income tax benefit of approximately $1.6 million during the six months ended September 30, 2022 as compared to income tax expense of $1.1 million during the six months ended September 30, 2021.

For the six months ended September 30, 2022, the Company originated $56.2 million in finance receivables, collected $54.7 million in principal payments, increased debt by $1.3 million and decreased cash by $3.3 million.

"The net loss of $3.2 million for the fiscal quarter is predicated on the increased level of charge-offs the company has realized this past quarter. With the rise in charge-offs, the provision for credit losses also increased substantially as we expect continued normalization of the portfolio losses." commented Mike Rost, CEO of Nicholas Financial.

"We are diligently adjusting to the economy and market. The financial results emphasized the urgency to focus on servicing our portfolio, reducing operating expenses, originating quality receivables, and regaining profitability as our top priorities," Rost concluded.

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2023	3,530	$41,436	$11,758	22.8%	6.5%	48
2	1,595	19,082	11,964	22.7%	6.4%	48
1	1,935	22,354	11,552	22.9%	6.6%	48
2022	7,793	$85,804	$11,002	23.1%	6.9%	47
4	2,404	27,139	11,289	22.9%	6.9%	47
3	1,735	19,480	11,228	23.1%	6.8%	47
2	1,707	18,880	11,061	23.0%	6.7%	47
1	1,947	20,305	10,429	23.2%	7.0%	46
2021	7,307	$74,025	$10,135	23.4%	7.5%	46
4	2,429	24,637	10,143	23.2%	7.5%	46
3	1,483	15,285	10,307	23.4%	7.5%	46
2	1,709	17,307	10,127	23.5%	6.8%	46
1	1,686	16,796	9,962	23.5%	8.0%	46
2020	7,647	$76,696	$10,035	23.4%	7.9%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2023	3,417	$14,742	$4,351	30.8%	25
2	1,427	6,527	4,574	30.3%	25
1	1,990	8,215	4,128	31.2%	25
2022	6,770	$28,740	$4,307	30.5%	26
4	1,584	7,458	4,708	30.0%	27
3	2,282	8,505	3,727	31.8%	24
2	1,588	7,040	4,433	30.0%	26
1	1,316	5,737	4,359	30.1%	25
2021	3,497	$14,148	$4,131	29.6%	25
4	753	3,284	4,362	29.6%	25
3	1,265	4,605	3,641	30.9%	22
2	924	3,832	4,147	29.2%	25
1	555	2,427	4,373	28.7%	26
2020	3,142	$12,638	$4,017	28.2%	25

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. States. The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. Additionally, Nicholas Financial originates direct consumer loans (“Direct Loans”) and sells consumer-finance related products. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties. The Company’s actual results and financial condition 28may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following: the ongoing impact of the COVID-19 pandemic and the mitigation efforts by governments and related effects on our financial condition, business operations and liquidity, our customers, our employees, and the overall economy; recently enacted, proposed or future legislation and the manner in which it is implemented; changes in the U.S. tax code; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators, including, but not limited to, the Securities and Exchange Commission (SEC), Department of Justice, U.S. Consumer Financial Protection Bureau, and individual state regulators having jurisdiction over the Company; the unpredictable nature of regulatory proceedings and litigation; employee misconduct or misconduct by third parties; uncertainties associated with management turnover and the effective succession of senior management; media and public characterization of consumer installment loans; labor unrest; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported consolidated financial statements or necessitate material delays or changes in the issuance of the Company’s audited consolidated financial statements; the Company's assessment of its internal control over financial reporting; changes in interest rates; risks relating to the acquisition or sale of assets or businesses or other strategic initiatives, including increased loan delinquencies or net charge-offs, the loss of key personnel, integration or migration issues, the failure to achieve anticipated synergies, increased costs of servicing, incomplete records, and retention of customers; risks inherent in making loans, including repayment risks and value of collateral; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our dependence on debt and the potential impact of limitations in the Company’s amended revolving line of credit or other impacts on the Company's ability to borrow money on favorable terms, or at all; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); the impact of extreme weather events and natural disasters; changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company). All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Six months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Interest and fee income on finance receivables	$12,249	$12,572	$24,313	$25,166
Net gain on equity investments	853	-	66	-
Total Revenue	$13,102	$12,572	$24,379	$25,166
Expenses:
Operating expenses	7,351	7,916	16,820	16,265
Provision for credit losses	8,906	1,395	12,550	2,125
Interest expense	975	1,121	1,543	2,309
Total expenses	17,232	10,432	30,913	20,699
(Loss)/Income before income taxes	(4,130)	2,140	(6,534)	4,467
Income tax (benefit)/expense	(958)	536	(1,585)	1,135
Net (loss)/income	$(3,172)	$1,604	$(4,949)	$3,332
(Loss)/Earnings per share:
Basic	$(0.44)	$0.21	$(0.68)	$0.44
Diluted	$(0.44)	$0.21	$(0.68)	$0.44

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2022	2022
Cash and restricted cash	$1,503	$4,775
Finance receivables, net	161,696	168,600
Repossessed assets	1,208	658
Operating lease right-of-use assets	3,282	4,277
Other assets	6,597	5,260
Total assets	$174,286	$183,570
Credit facility, net of debt issuance costs	$59,349	$54,813
Note payable	-	3,244
Operating lease liabilities	3,441	4,410
Other liabilities	2,458	4,717
Total liabilities	65,248	67,184
Shareholders’ equity	109,038	116,386
Total liabilities and shareholders’ equity	$174,286	$183,570
Book value per share	$14.92	$15.42

	Three months ended		Six months ended
	September 30,		September 30,
	(In thousands)		(In thousands)
Portfolio Summary	2022	2021	2022	2021
Average finance receivables (1)	$178,636	$178,873	$178,902	$180,364
Average indebtedness (2)	$65,824	$72,044	$63,340	$75,611
Interest and fee income on finance receivables	$12,249	$12,572	$24,313	$25,166
Interest expense	975	1,121	1,543	2,309
Net interest and fee income on finance receivables	$11,274	$11,451	$22,770	$22,857
Portfolio yield (3)	27.43%	28.11%	27.18%	27.91%
Interest expense as a percentage of average finance receivables	2.18%	2.51%	1.72%	2.56%
Provision for credit losses as a percentage of average finance receivables	19.94%	3.12%	14.03%	2.36%
Net portfolio yield (3)	5.31%	22.48%	11.43%	22.99%
Operating expenses as a percentage of average finance receivables	16.46%	17.70%	18.80%	18.04%
Pre-tax yield as a percentage of average finance receivables (4)	(11.15)%	4.78%	(7.37)%	4.95%
Net charge-off percentage (5)	12.38%	4.88%	9.43%	4.23%
Finance receivables			$175,406	$177,013
Allowance percentage (6)			4.04%	2.52%
Total reserves percentage (7)			7.84%	6.50%

Note: All three-month and six-month statement of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average daily outstanding borrowings under the line of credit. Average indebtedness does not include the PPP loan.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4) Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.

(5) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

(6) Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet dates.

(7) Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2022	$147,749	$9,769	$4,492	$2,303	$33	$16,597
		6.61%	3.04%	1.56%	0.02%	11.23%
September 30, 2021	$157,940	$7,990	$2,905	$1,024	$19	$11,938
		5.06%	1.84%	0.65%	0.01%	7.56%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2022	$27,377	$1,169	$517	$302	$8	$1,996
		4.27%	1.89%	1.10%	0.03%	7.29%
September 30, 2021	$18,844	$416	$145	$53	$0	$614
		2.21%	0.77%	0.28%	0.00%	3.26%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2022	2021	2022	2021
Purchases/Originations	$19,082	$18,880	$6,527	$7,040
Average APR	22.7%	23.0%	30.3%	30%
Average discount	6.4%	6.7%	N/A	N/A
Average term (months)	48	47	25	26
Average amount financed	$11,964	$11,061	$4,574	$4,433
Number of contracts	1,595	1,707	1,427	1,588

	Contracts		Direct Loans
	Six months ended		Six months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2022	2021	2022	2021
Purchases/Originations	$41,436	$39,185	$14,742	$12,777
Average APR	22.8%	23.1%	30.8%	30.1%
Average discount	6.5%	6.9%	N/A	N/A
Average term (months)	48	47	25	26
Average amount financed	$11,758	$10,745	$4,351	$4,396
Number of contracts	3,530	3,654	3,417	2,904

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	September 30,		September 30,
Portfolio	2022	2021	2022	2021
Average APR	22.9%	22.9%	29.7%	29.0%
Average discount	7.22%	7.48%	N/A	N/A
Average term (months)	50	50	27	27
Number of active contracts	18,059	20,927	7,264	5,006

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